                                                                      Exhibit 11

                        ALLMERICA FINANCIAL CORPORATION

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                      For the Year Ended December 31, 1997
                      (in millions, except per share data)
                                  (Unaudited)


                                                                      Year Ended      Year Ended
                                                                     December 31,    December 31,
                                                                         1997            1996
                                                                     ------------    ------------
Basic:
 Average shares outstanding........................................          54.7            50.1

 Net effect of dilutive stock options based on the treasury stock               -               -
  method using average market price................................
                                                                     ------------    ------------
TOTALS.............................................................          54.7            50.1
                                                                     ============    ============

 Net income........................................................        $209.2          $181.9
                                                                     ============    ============

 Per share amount..................................................        $ 3.83          $ 3.63

Diluted:
 Average shares outstanding........................................          54.7            50.1

 Net effect of dilutive stock options based on the treasury stock
  method using the higher of period end or average market price....           0.1               -
                                                                     ------------    ------------
TOTALS.............................................................          54.8            50.1
                                                                     ============    ============

 Net income........................................................        $209.2          $181.9
                                                                     ============    ============

 Per share amount..................................................        $ 3.82          $ 3.63

                                      61